Exhibit 10.1

                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


            THIS FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Amendment") made as of September 28, 2000 by and among NUCO2 INC., a Florida corporation (the "Company"), SUNTRUST BANK, a Georgia banking corporation (formerly named SunTrust Bank, South Florida, National Association, a national banking association) ("SunTrust"), BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC., a Delaware corporation (the "Documentation Agent"), THE PROVIDENT BANK, an Ohio banking corporation, BANK LEUMI LE-ISRAEL B.M., Miami Agency, IBJ WHITEHALL BUSINESS CREDIT CORPORATION, a New York corporation, HAMILTON BANK, N.A., a national banking association, and any other banks or other lending institutions that are or will become parties to the Credit Agreement (as defined below) (collectively, the "Lenders" and each individually, a "Lender"), and SUNTRUST BANK, a Georgia banking corporation (formerly named SunTrust Bank, South Florida, National Association, a national banking association), as agent for the Lenders.


                             PRELIMINARY STATEMENTS:

            The Company, Agent and the Lenders are parties to that certain Amended and Restated Revolving Credit Agreement dated as of May 4, 1999, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of June 16, 1999 and as amended by that certain Second Amendment and Waiver to Amended and Restated Revolving Credit Agreement dated as of February 7, 2000, as amended by that Third Amendment to Amended and Restated Revolving Credit Agreement dated as of May 12, 2000, (the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Credit Agreement), pursuant to which the Lenders made and continue to make certain financial accommodations to the Company;

            The Company has requested, and the Lenders have agreed, to amend a financial covenant and to make certain other amendments on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.          Amendment to Credit Agreement.

            a. Section 1.01 of the Credit Agreement is hereby amended by (i) adding the following new definition in proper alphabetical order:

                         "New Preferred  Stock" shall have the meaning set forth
in Section 7.04.

            (ii) replacing the definition of "Consolidated Net Worth" in its entirety with the following:

                         "Consolidated  Net Worth" shall mean, as of the date of
            determination, the sum of, without duplication, (a) total shareholders' equity of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, (b) the 8% Convertible Preferred Stock and (c) the New Preferred Stock.

            (iii)   replacing   the  last   sentence   of  the   definition   of
"Indebtedness" in its entirety with the following:

            "Notwithstanding the foregoing, Indebtedness shall exclude the 8% Convertible Preferred Stock and the New Preferred Stock."


            b. Section 7.04 of the Credit Agreement is hereby amended by replacing such Section 7.04 in its entirety with the following:

                        "SECTION  7.04 Minimum Net Worth.  The Company  shall at
            all times maintain its Consolidated Net Worth greater than a Minimum Net Worth, equal to (i) $37,600,000, plus (ii) fifty percent (50%) of the cumulative Consolidated Net Income for each fiscal quarter beginning after the fiscal quarter ending on June 30, 2000 (specifically not including any Consolidated Net Loss for any fiscal quarter), plus (iii) the cumulative net proceeds of all equity offerings, except for the 8% Convertible Preferred Stock. Notwithstanding anything to the contrary in the foregoing sentence, the Company shall at all times maintain its Consolidated Net Worth greater than a Minimum Net Worth, equal to (i) $40,000,000, plus
            (ii) fifty percent (50%) of the cumulative Consolidated Net Income for each fiscal quarter beginning after the fiscal quarter ending on June 30, 2000 (specifically not including any Consolidated Net Loss for any fiscal quarter), plus (iii) the cumulative net proceeds of all equity offerings, except for the 8% Convertible Preferred Stock and except for an additional issuance of preferred stock of up to $10,000,000 (the "New Preferred Stock"), provided, however, that such New Preferred Stock is issued on or before January 31, 2001 and, provided further, that the definitions of "Consolidated Net Worth" and "Indebtedness" and Section 8.09 (c) in the Senior Subordinated Note Purchase Agreement are amended upon terms and conditions satisfactory in all respects to the Required Lenders.


2. Conditions Precedent. This Amendment shall become effective upon satisfaction of the following conditions:

            a. The Agent shall have received one or more duly executed counterparts of this Amendment signed by each of the parties hereto.

            b. The Agent shall have received such other documents as any Lender may reasonably request.


3.          Other Agreements.

            a. The Company hereby affirms that each of the representations and warranties of the Company contained in the Credit Agreement and in any other Loan Documents (except to the extent that any such representation or warranty expressly relates solely to an earlier date and for changes therein permitted or contemplated by the Credit Agreement) is correct in all material respects on and as of the date hereof and after giving effect to this Amendment. In addition, with respect to this Amendment, Company warrants and represents that the execution, delivery and performance by Company of this Amendment (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the Company's certificate of incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any Governmental Authority; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company is a party or by which the Company or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of the Company other than those in favor of the Agent for the benefit of the Lenders, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority. Company further represents and warrants that this Amendment has been duly executed and delivered for the benefit of or on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            b. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to the Agent and the Lenders. To the extent any terms and conditions in any other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

            c. The Company hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof, and represents that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

            d. In connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, the Company agrees to pay to the Lenders an amendment fee equal to .25% of the Commitments payable in two equal installments. The first installment shall be due and payable on the date hereof and the second installment shall be due and payable on or before February 1, 2001; provided however, if the New Preferred Stock is issued on or before January 31, 2001, then the Lenders agree to waive payment of the second installment.

            e. The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of the Agent's counsel. In addition, the Company agrees to pay all legal fees and expenses actually incurred through the date hereof to the Agent or Agent's counsel, King & Spalding, on or before December 10, 2000.

            f. On the date hereof, the Company shall pay to SunTrust Equitable Securities Corporation a fee in accordance with the terms of a fee letter between the Company and SunTrust Equitable Securities Corporation.

            g. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

            h. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICTS), OF THE STATE OF FLORIDA AND ALL APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective officers thereunto duly authorized, as of the date first above written.


                                       NUCO2 INC.,
                                       a Florida corporation

                                       By: /s/ Joann Schirripa
                                           --------------------------------
                                           Joann Schirripa
                                           Chief Financial Officer and Treasurer

                                       Attest: /s/ Eric M. Wechsler
                                               ----------------------------
                                               Eric M. Wechsler
                                               General Counsel and Secretary

                                  SUNTRUST BANK
                                  individually and as Agent

                                  By: /s/ Sandra N. Tozzie
                                      ------------------------
                                      Name: Sandra N. Tozzie
                                      Title: First Vice President




                                  BANK AUSTRIA CREDITANSTALT
                                  CORPORATE FINANCE, INC.,
                                  individually and as Documentation Agent

                                  By:________________________________
                                     Name:
                                     Title:

                                  By:_________________________________
                                     Name:
                                     Title:


                                  BANK-LEUMI LE-ISRAEL B.M.,
                                  MIAMI AGENCY



                                  By: /s/ Stephen Hanas
                                      ---------------------
                                      Stephen Hanas
                                      Vice President


                                  THE PROVIDENT BANK

                                  By: /s/ Nick Jevic
                                      ------------------
                                      Nick Jevic
                                      Senior Vice President

                                  IBJ WHITEHALL BUSINESS CREDIT
                                  CORPORATION

                                  By: /s/ John C. Williams
                                      ------------------------
                                      John C. Williams
                                      Vice President

                                  HAMILTON BANK, N.A.

                                  By: /s/ Roberto R. Munoz
                                      ------------------------
                                      Roberto R. Munoz
                                      Vice President

                                  By: /s/ Adolfo Martinez
                                      -----------------------
                                      Adolfo Martinez
                                      Senior Vice President

                          ACKNOWLEDGMENT OF GUARANTORS


            Each of the Guarantors acknowledges and agrees to the terms of the foregoing Fourth Amendment to Amended and Restated Revolving Credit Agreement, and further acknowledges and agrees that (i) all of the obligations of the Company shall continue to constitute "Guaranteed Obligations" covered by the Amended and Restated Guaranty Agreement dated as of May 4, 1999 executed by the undersigned, and (ii) the Amended and Restated Guaranty Agreement is and shall remain in full force and effect on and after the date hereof, and (iii) the foregoing agreement shall in no way release, discharge, or otherwise limit the obligations of such Guarantor under the Amended and Restated Guaranty Agreement.

            This Acknowledgment of Guarantors is made and delivered as of September 28, 2000.

                                               GUARANTORS:

                                               NUCO2 ACQUISITION CORP.,
                                               a Florida corporation



                                               By: /s/ Eric M. Wechsler
                                                   ------------------------
                                                   Name:  Eric M. Wechsler
                                                   Title:  Vice President

                                               [CORPORATE SEAL]


                                               KOCH COMPRESSED GASES, INC.,
                                               a New Jersey corporation



                                               By: /s/ Eric M. Wechsler
                                                   ------------------------
                                                   Name:  Eric M. Wechsler
                                                   Title:  Vice President

                                               [CORPORATE SEAL]